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                                                                   EXHIBIT 4.8


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of February 23, 1999, by and among Compuware Corporation, a Michigan corporation (the "Company"), Michael J. Bahn, Marisa R. Bahn, Renee C. Phillips 1999 Qualified Annuity Trust, Michael M. Bahn Revocable Trust dated January 23, 1995, Mary C. Bahn 1999 Qualified Annuity Trust and Mary C. Bahn Revocable Trust dated January 23, 1995 (each, individually, a "Shareholder", and collectively, the "Shareholders").


                                    RECITALS

         A. Pursuant to the Agreement and Plan of Merger dated February 23, 1999 by and among the Company, CPWRT1, Inc., a Michigan corporation, CPWRT2, Inc., a Michigan corporation, M.I.S. International, Inc., a Michigan corporation, Simco International, Inc., a Michigan corporation, Autoflex, Inc., a Michigan corporation and the Shareholders (the "Merger Agreement"), the Shareholders received 510,932 shares of Company common stock, par value $0.01 per share (the "Shares").

         B. The Shareholders desire to have liquidity with respect to the Shares they received in connection with the Mergers (as defined in the Merger Agreement).

         C. To facilitate such sales of the Shares, subject to the terms of the Merger Agreement, the Company has agreed to afford the Shareholders certain registration rights with respect to the Shares.

         THEREFORE, in consideration of the promises and the mutual covenants and agreements that the Merger Agreement contains and other good and valuable consideration, receipt of which the parties hereby acknowledge, the parties agree as follows:

         1. Definitions. For purposes of this Agreement, the following term shall have the following meanings:

              "Common Stock" means the Company's common stock, par value $0.01 per share.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Person" means an individual, partnership, corporation, limited liability company, trust or other entity, or a government or agency or political subdivision thereof.

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                  "Prospectus" means the prospectus included in any Registration
         Statement at the time the same becomes effective, as amended or supplemented by any prospectus supplement, including post-effective amendments and all material incorporated by reference in the prospectus.

                  "Registrable Securities" means (a) the Shares, and (b) the Common Stock issued with respect to the Shares by way of stock dividend, stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization; provided, however, that a Share shall be a Registrable Security only for so long as the Share continues to be a Restricted Security. For purposes of this Agreement, each Share shall be a Restricted Security at the date of this Agreement. A Share shall cease to be a Restricted Security on the earliest of the following dates: (i) the date the Company has effectively registered the Share under the Securities Act and the Shareholder who owns it has disposed of the Share in accordance with the Registration Statement covering the Share, or (ii) the date the Shareholder who owns it shall be eligible to sell the Share to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (iii) the date the Shareholder has otherwise transferred the Share (except for transfers complying with the provisions of Paragraph 7(i)).

                  "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including all pre-effective amendments and post-effective amendments thereto, the Prospectus and supplements thereto, all exhibits and all material incorporated by reference in the registration statement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

         2. Registration. Within 45 days after the date hereof, the Company shall prepare and file a Registration Statement providing for the sale of the Registrable Securities by the Shareholders pursuant to Rule 415 of the Securities Act and/or any similar rule that may be adopted by the SEC; provided, however, that none of the Shareholders shall sell, transfer, pledge or otherwise dispose of any Registrable Securities (a) prior to the date on which financial results covering at least thirty (30) days of post-Effective Date combined operations of the Company, M.I.S. International, Inc. and Simco International, Inc. have been published by the Company, except as otherwise permitted by the Merger Agreement; or (b) if such sale, transfer, pledge or disposition would prevent the Mergers from being accounted for as a pooling-of-interests. Notwithstanding the foregoing, for not more than a total of ninety (90) days during any twelve month period, the Company shall not be obligated to prepare and file, or be prevented from delaying or abandoning, the Registration Statement required hereunder: (a) if the Company shall furnish to the Shareholders a certificate signed by an officer of the Company stating that, in the

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good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Registration Statement for a period which is not longer than the period its officers and directors are restricted by Company policy or directives from trading in Company common stock, provided, however, in no event shall the Shareholders be prevented from making sales of Registrable Securities pursuant to the Registration Statement for more than 90 days in any twelve month period; or (b) if the Company shall furnish to the Shareholders a certificate signed by an officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration to be continued at any time after the filing of the Registration Statement, in which event the Company shall have the right to suspend the registration for a period which is not longer than the period its officers and directors are restricted by Company policy or directives from trading in Common Stock, provided, however, in no event shall the Shareholders be prevented from making sales of Registrable Securities pursuant to the Registration Statement for more than 90 days in any twelve month period.

         3. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 of this Agreement, the Company shall use its reasonable efforts to effect the registration and sale of the Registrable Securities in accordance with the method of distribution described on the attached Schedule 1 and, pursuant thereto, the Company shall as expeditiously as possible:

                  (a) prepare and file with the SEC a Registration Statement and use its reasonable efforts to cause such Registration Statement to become effective;

                  (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for a period expiring on the earlier of (i) the date on which all of the Registrable Securities covered by the Registration Statement have been sold pursuant thereto or (ii) the date on which all Registrable Securities are eligible for sale pursuant to Rule 144 under the Securities Act;

                  (c) furnish to the participating Shareholders, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including those incorporated by reference);

                  (d) deliver to the participating Shareholders, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as they may reasonably request, but only while the Company is required to cause the Registration Statement to remain effective;

                  (e) use its reasonable efforts to register or qualify such Registrable Securities


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         for offer and sale under the securities or blue sky laws of such U. S.
         States or possessions as any participating Shareholder may reasonably request (the "Blue Sky Laws") and do any and all other acts or things necessary or advisable to enable such participating Shareholders to consummate the disposition in such jurisdictions of Registrable Securities owned by such participating Shareholders; provided, however, that in no event shall the Company be obligated to qualify generally to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such Registration Statement in any jurisdictions where it is not now so subject;

                  (f) cooperate with the participating Shareholders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, free of any and all restrictive legends, which certificates shall be in such denominations and registered in such names as the Shareholders may request;

                  (g) use its reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on The Nasdaq Stock Market National Market System (or any other market on which the Common Stock is then listed);

                  (h) notify each seller of such Registrable Securities at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                  (i) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (j) make available for inspection by the participating Shareholders and any attorney or accountant retained by the participating Shareholders all financial and other records, pertinent corporate documents and properties of the Company; provided that such Persons shall keep confidential any records, information or documents of the Company unless a court or administrative agency requires the disclosure of the records, information or documents or such records, information or documents (A) become generally available to the public other than as result of a disclosure by any such Persons,


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         (B) were available to such Persons on a non-confidential basis prior to the disclosure of such records, information or documents pursuant to this Agreement, or (C) become available to such Persons on a non-confidential basis from a source other than the Company or its agents, advisors or representatives.

         The Company may require the participating Shareholders to furnish to the Company information regarding the participating Shareholders and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing and as necessary for the registration of the Shares.

         The Shareholders agree that, upon receipt of any notice from the Company of the happening of any of the following: (i) the SEC's issuance of any stop order denying or suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (ii) the Company's receipt of any stop order denying registration or suspending the qualification of the Registrable Securities for sale or the initiation or threatening of any proceeding for such purpose, (iii) the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated by reference therein untrue or which requires any change in the Registration Statement, the Prospectus or any document incorporated by reference therein to make the statements not include an untrue statement of material fact or not omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Shareholders shall discontinue the disposition of Registrable Securities until the participating Shareholders receive a supplemented or amended Prospectus from the Company or until the Company advises the participating Shareholders in writing that the participating Shareholders may resume the use of the Prospectus, and have received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If the Company so directs, the Shareholders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Shareholders' possession, of the Prospectus covering the Registrable Securities at the time the Shareholders received the notice.

         4. Registration Expenses. Regardless of when the Registration Statement becomes effective, the Company shall bear all costs and expenses incident to the Company's performance of, or compliance with, this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with the Blue Sky Laws, printing expenses, messenger, telephone and delivery expenses, Nasdaq qualification and listing fees, and fees and disbursements of counsel for the Company, all independent certified public accountants of the Company and fees and expenses of other Persons retained by the Company relating to the distribution of the Registrable Securities (all such expenses being herein called "Registration Expenses"). The participating Shareholders shall pay all discounts and commissions attributable to the Registrable Securities, all transfer taxes relating to the sale or disposition of the Registrable Securities and any fees of any attorney or accountant retained by the Shareholders except as otherwise provided in the Merger Agreement.

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         5. Disclosure. With a view to making available registration on Form S-3 and the benefits of Rule 144 under the Securities Act, the Company agrees, for a period two years following the date of this Agreement, to:

                  (a) Make and keep current public information available within the meaning of Rule 144(c) of the Securities Act.

                  (b) File with the SEC in a timely manner all reports and other documents and information required of the Company under the Exchange Act, and take such other actions as may be necessary to assure the availability of Form S-3 for use in connection with the registration rights provided in this Agreement.

                  (c) Furnish to a Shareholder forthwith upon request a written statement as to the Company's compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the Company's most recent annual and quarterly reports, and such other reports, documents and other information in the possession of or reasonably obtainable by the Company as the Shareholder may reasonably request in availing itself of Rule 144.

         6.       Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Shareholders against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) to which the Shareholders may become subject under federal or state securities laws or otherwise which arise out of, or are caused by, the Company's violation of any federal or state securities laws, including, but not limited to, any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or in any application or other request that the Company files, including any application or request filed under the Blue Sky Laws or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any written information furnished to the Company by any of the Shareholders expressly for use therein or by any Shareholder's failure to deliver a copy of the Registration Statement or Prospectus after the Company has furnished the participating Shareholders with a sufficient number of copies of the same.

                  (b) Indemnification by Shareholders. In connection with any Registration Statement in which any Shareholder's Registrable Securities are registered and sold, the participating Shareholders shall furnish to the Company such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agree to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers, directors and each Person who controls the


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         Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement, Prospectus, preliminary Prospectus or any application filed under the Blue Sky Laws or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or omission is contained in any written information or affidavit so furnished by the Shareholder to the Company expressly for inclusion in the Registration Statement, Prospectus or application filed under the Blue Sky Laws; provided, however, that the obligation to indemnify under this Section 6(b) shall be several, not joint and several, among such holders of Registrable Securities and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished by the Persons specifically for inclusion in any Prospectus or Registration Statement.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) promptly notify the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of the claim, but the fees and expenses of the counsel shall be at the expense of the Person unless (A) the indemnifying party has agreed to pay the fees or expenses, (B) the indemnifying party shall have failed to assume the defense of the claim and employ counsel reasonably satisfactory to the Person, or (C) in the reasonable judgment of the Person, based upon advice of its counsel, a conflict of interest may exist between the Person and the indemnifying party with respect to the claims (in which case, if the Person notifies the indemnifying party in writing that the Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of the claim on behalf of the Person). If the indemnifying party assumes the defense, the indemnifying party will not be subject to any liability for any settlement made without its consent. The indemnifying party, however, may not unreasonably withhold its consent. No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement which does not include as an unconditional term the claimant's or plaintiff's release of the indemnified party from all liability in respect to the claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any jurisdiction for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified


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         parties with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                  (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage, liability or expense in the proportion as is appropriate to reflect (i) the relative fault of the indemnified party and the indemnifying party, and (ii) any other relevant equitable considerations. Notwithstanding the foregoing, no Shareholder shall be required to contribute any amount in excess of the net amount of proceeds received by such holder from the sale of Registrable Securities giving rise to the loss, claim, damage, liability or expense.

                  (e) Survival. The indemnities provided in this Section 6 shall survive the Shareholders' transfer of any Registrable Securities.

         7.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Shareholders in this Agreement or otherwise conflicts with the provisions of this Agreement. The rights granted to the Shareholders under this Agreement do not in any way conflict with and are not inconsistent with any rights granted under any other agreement concerning the Company's securities.

                  (b) Amendments and Waivers. No amendment, modification, supplement or waiver of any provision of this Agreement is binding on any party unless the party consents in writing thereto. The provisions of this Agreement may not be amended or modified without the prior written consent of the Company and holders of a majority of the then outstanding shares of Registrable Securities.

                  (c) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (d) Notices. All notices and other communications that this Agreement


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         provides for or permits shall be made in writing by hand
         delivery or registered or certified first-class mail:

                           (i) to the Shareholders, at the most current address given by the Shareholders to the Company.

                           (ii)     To the Company at:

                                    Compuware Company
                                    31440 Northwestern Highway
                                    Farmington Hills, Michigan 48334-2564
                                    Attention:  President

                  All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; or five (5) business days after being deposited in the mail, postage prepaid, if mailed.

                  (e) Governing Law. This Agreement shall be governed by the laws of the State of Michigan (regardless of the laws that might otherwise govern under applicable Michigan principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) Interpretation. The Section headings contained in this Agreement are for the purposes of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  (h) Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity shall have no effect on the other provisions of this Agreement, and all other provisions of this Agreement shall remain valid, operative and enforceable.

                  (i) Assignment. The rights granted to the Shareholders pursuant to this Agreement shall be assignable only with the prior written consent of the Company, which consent with respect to assignments for estate planning purposes shall not be unreasonably withheld, conditioned or delayed.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                COMPUWARE CORPORATION


                                By: /s/  Eliot R. Stark
                                    --------------------------------
                                    Its: Executive Vice President

                                MARY C. BAHN 1999 QUALIFIED ANNUITY
                                TRUST


                                By: /s/  Michael M. Bahn
                                    --------------------------------
                                    Michael M. Bahn, Trustee


                                    /s/ Michael J. Bahn
                                    --------------------------------
                                    MICHAEL J. BAHN


                                    /s/ Marisa R. Bahn
                                    --------------------------------
                                    MARISA R. BAHN


                                RENEE C. PHILLIPS 1999 QUALIFIED
                                ANNUITY TRUST


                                By: /s/ Mark Phillips
                                    --------------------------------
                                    Mark Phillips, Trustee





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                                MICHAEL M. BAHN REVOCABLE TRUST
                                DATED JANUARY 23, 1995


                                By: /s/ Michael M. Bahn
                                    -------------------------------
                                    Michael M. Bahn, Trustee


                                MARY C. BAHN REVOCABLE TRUST
                                DATED JANUARY 23, 1995


                                    /s/ Mary C. Bahn
                                    -------------------------------
                                    Mary C. Bahn, Trustee






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                                  SCHEDULE 1 TO
                          REGISTRATION RIGHTS AGREEMENT



         The shares offered hereby may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest of the Selling Shareholders. Such sales may be made on the Nasdaq National Market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market prices, or in negotiated transactions at negotiated prices. The shares may be sold by one or in a combination of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transaction and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.








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